Exhibit 99.1
Borderfree Reports Record Second Quarter 2014 Financial Results

•	Gross merchandise volume reached a second quarter record of $136.3 million

•	Total revenue reached a second quarter record of $31.0 million

•	Ecommerce services revenue increased 34% year over year to a second quarter record of $16.4 million

•	Successfully reduced logistics costs by 12%

•	Record adjusted EBITDA of $1.3 million for the second quarter

•	8 new customer wins year to date, including Rue La La, Juicy Couture, Bed, Bath & Beyond, Marc Jacobs and John Varvatos
NEW YORK - August 4, 2014 - Borderfree (NASDAQ: BRDR), a market leader in international cross-border ecommerce, today announced financial results for the quarter ended June 30, 2014.
“We closed a strong quarter, growing our ecommerce revenue 34% while making significant improvements in our logistics cost structure that will further accelerate our business in the second half of the year,” said Michael DeSimone, Chief Executive Officer of Borderfree. “In addition, we have made excellent progress across all of our strategic growth initiatives and have begun to engage retailers in the EU who are interested in expanding their business globally.”

Key Metrics

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Dollars in thousands)		(Dollars in thousands)
Gross merchandise volume	$136,261	$102,956	$249,208	$195,331
Number of customers	95	83	95	83
Number of customer ecommerce sites	164	143	164	143

Revenue
Revenue for the second quarter of 2014 was $31.0 million, a 21% increase as compared to $25.6 million in the second quarter of 2013.

•	Ecommerce services revenue increased 34% to $16.4 million over the second quarter 2013 ecommerce services revenue of $12.3 million.

•
Fulfillment services revenue increased 9% to $14.6 million over the second quarter 2013 fulfillment services revenue of $13.3 million. The Company has been successful in driving down logistics costs, delivering lower costs to the end consumer. As a result, fulfillment services revenue as a percentage of revenue decreased from 52% in the second quarter 2013 to 47% in the second quarter 2014.

Net Income (Loss)
Net loss on a GAAP basis for the second quarter of 2014 was $0.7 million as compared to a net loss of $0.8 million in the second quarter of 2013. Net loss per share on a GAAP basis was $0.02 for the second quarter of 2014, based on 31.4 million weighted-average basic and diluted shares outstanding. This compares to a net loss per share of $0.20 for the second quarter of 2013, based on 4.1 million weighted-average basic and fully diluted shares outstanding.

Non-GAAP net income for the second quarter of 2014 was $0.3 million as compared to a net loss of $0.5 million in the second quarter of 2013. Non-GAAP basic and diluted net income per share was $0.01, based on 31.4 million weighted average basic shares outstanding and 33.9 million weighted average diluted shares outstanding. Non-GAAP net income (loss) excludes stock-based compensation expense, loss on change in fair value of warrants, other income-GSS, and other one-time items.

Adjusted EBITDA
Adjusted EBITDA for the second quarter of 2014 was $1.3 million, compared to $0.1 million in the second quarter of 2013. Adjusted EBITDA as a percentage of revenue for the second quarter of 2014 was 4.3%, compared to 0.6% for the second quarter of 2013.

A description of Adjusted EBITDA and other non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Cash
Borderfree’s cash balance was $102.2 million as of June 30, 2014 as compared to $33.1 million as of June 30, 2013. Borderfree held investments in marketable securities of $18.5 million as of June 30, 2014. Borderfree had no bank debt as of June 30, 2014.

Borderfree used $4.6 million in cash from operations and invested $3.0 million in purchases of property and equipment and capitalization of internal use software, resulting in negative free cash flow for the six months ended June 30, 2014 of $7.6 million. Borderfree generated positive free cash flow of $5.0 million for the six months ended June 30, 2013.

Financial Outlook
Borderfree’s current financial and operating expectations for the third quarter and full year 2014, as of August 4, 2014, are as follows:

Third Quarter 2014

•	Ecommerce services revenue of $16.6 million to $ 17.0 million

•	Revenue of $ 31.1 million to $ 31.9 million

•	Adjusted EBITDA of $0.6 million to $0.9 million

•	Non-GAAP net loss of $0.4 million to $0.6 million or $0.01 to $0.02 per share

•	Weighted average basic and diluted shares outstanding of 31.5 million

•	Non-cash stock-based compensation expense of approximately $1.0 million

Full Year 2014

•	Ecommerce services revenue of $72.9 million to $73.8 million

•	Revenue of $139.0 million to $141.0 million

•	Adjusted EBITDA of $8.9 million to $9.7 million

•
Non-GAAP net income of $4.6 million to $5.4 million or $0.15 to $0.18 per basic share and $0.14 to $0.16 per diluted share. Weighted average basic shares outstanding of 30.6 million and diluted shares outstanding of 33.3 million, on a pro forma basis, as if all preferred shares converted to common shares outstanding as of January 1, 2013

•	Non-cash stock-based compensation expense of approximately $3.8 million

Earnings Teleconference Information
Borderfree will discuss its second quarter 2014 financial results during a teleconference today, August 4, 2014, at 5:00 PM ET. The conference call can be accessed at (877) 407-4018 or (201) 689-8471 (outside the US). The call will also be broadcast simultaneously at http://investors.borderfree.com.

Following completion of the call, a recorded replay of the webcast will be available on Borderfree’s website for a limited time.  To listen to the telephone replay, call toll-free (877) 870-5176 or (858) 384-5517 (outside the US), replay pin # 13587336. The telephone replay will be available from 8:00 PM ET August 4 through August 11, 2014. Additional investor information can be accessed at http://www.borderfree.com.

Non-GAAP Financial Measures
Borderfree has provided in this release financial information that has not been prepared in accordance with GAAP. Borderfree uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Borderfree's ongoing operational performance. Borderfree believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Borderfree’s industry, many of which present similar non-GAAP financial measures to investors. This information includes adjusted EBITDA, adjusted EBITDA as a percentage of revenue, non-GAAP net income (loss) and non-GAAP net income (loss) per share, pro forma non-GAAP net income (loss) per share, and free cash flow. Borderfree defines adjusted EBITDA as net income (loss) before income taxes, interest income (expense), depreciation and amortization, loss on change in fair value of warrants, stock-based compensation expense, gain recognized from the sale of the Global Settlements Service, or GSS, business in August 2011, and market based royalties and outsourcing servicing fees earned as a result of the sale of GSS, which we refer to as other income-GSS, and other one-time items; non-GAAP net income (loss) as net income (loss) excluding non-cash stock-based compensation, loss on change in fair value of warrants, other income-GSS and other one-time items; and free cash flow as cash provided by (used in) operating activities adjusted for purchases of property and equipment and capitalized internal use software. Non-GAAP financial measures that Borderfree uses may differ from measures that other companies may use. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included as part of this press release. Earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.borderfree.com.

About Borderfree
New York City-based Borderfree is a market leader in international cross-border ecommerce, operating a technology and services platform that the world's most iconic brands rely on to expand globally and transact with customers in more than 100 countries and territories and more than 60 currencies worldwide. Borderfree manages all aspects of the international shopping experience, including site localization, multi-currency pricing, payment processing, fraud management, landed cost calculation, customs clearance and brokerage and global logistics services while maintaining the integrity of our customers' brand and the consumer experience. For more information, visit www.borderfree.com.

Safe Harbor Provision
This press release includes certain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the third fiscal quarter of 2014 and full year 2014, our position to execute on our growth strategy, our ability to decrease fulfillment costs and our ability to increase our profitability.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our history of losses, our limited operating history; our ability to retain existing customers and attract new customers; our ability to successfully optimize and operate our logistics network; our ability to keep up with the rapid technological change required to remain competitive in our industry, our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; and the price volatility of our common stock, and other risks set forth under the caption "Risk Factors" in our Form 10-Q filed on May 9, 2014 , as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings.  We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

BORDERFREE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue	30,964	$25,583	$57,478	$51,355
Operating expenses:
Cost of revenue	19,513	17,300	36,700	34,539
Technology and operations	3,394	2,306	6,159	4,488
Research and development	2,159	1,627	3,948	2,874
Sales and marketing	3,265	2,759	5,841	5,357
General and administrative	3,385	2,546	6,744	4,814
Total operating expenses	31,716	26,538	59,392	52,072
Loss from operations	(752)	(955)	(1,914)	(717)
Interest and other income, net	193	438	331	816
Loss on change in fair value of warrants	—	(250)	(964)	(465)
Loss before income taxes	(559)	(767)	(2,547)	(366)
Provision for income taxes	104	47	157	87
Net loss	(663)	(814)	(2,704)	(453)

Net loss per share:
Basic	$(0.02)	$(0.20)	$(0.14)	$(0.11)
Diluted	$(0.02)	$(0.20)	$(0.14)	$(0.11)
Weighted average common shares outstanding:
Basic	31,407,288	4,087,757	19,729,479	4,032,792
Diluted	31,407,288	4,087,757	19,729,479	4,032,792

GAAP pro forma loss per share: (1)
Basic	$(0.02)	$(0.03)	$(0.09)	$(0.02)
Diluted	$(0.02)	$(0.03)	$(0.09)	$(0.02)
GAAP pro forma weighted average common shares outstanding:
Basic	31,407,288	24,960,385	28,839,632	24,905,420
Diluted	31,407,288	24,960,385	28,839,632	24,905,420

(1) Pro forma net loss per share and pro forma weighted average common shares outstanding assume preferred stock converted to common stock as of January 1, 2013

BORDERFREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands except par value and share data)

	At June 30, 2014	At December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$102,172	$43,599
Investments	18,542	—
Trade receivables, net of allowances of $57 and $71 at June 30, 2014 and December 31, 2013, respectively	12,886	13,785
Short term receivable from sale of business	717	742
Prepaid expenses and other	2,105	3,056
Total current assets	136,422	61,182
Restricted cash and deposits	409	288
Employee rights upon retirement funds	967	897
Receivable from sale of business	181	476
Property and equipment, net	9,778	7,667
Goodwill	265	265
Intangible assets, net	1,110	1,262
Other assets	263	276
Total assets	$149,395	$72,313
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Trade payables	$22,587	$28,508
Deferred revenue	1,302	1,080
Current maturity of long term debt	20	32
Accrued expenses and other	9,495	12,286
Total current liabilities	33,404	41,906
Liability for employee rights upon retirement	1,622	1,454
Long term debt	4	14
Other long term liabilities	262	279
Total liabilities	35,292	43,653
Total convertible preferred stock	—	41,937
Stockholders’ equity (deficit):
Common stock, $0.01 par value; 200,000,000 and 49,500,000 shares authorized at June 30, 2014 and December 31, 2013, respectively; 31,744,702 and 4,843,612 shares issued at June 30, 2014 and December 31, 2013, respectively; 31,505,182 and 4,604,092 outstanding at June 30, 2014 and December 31, 2013, respectively	318	48
Additional paid in capital	133,524	4,132
Notes receivable from stockholders	—	(429)
Accumulated other comprehensive loss	(7)	—
Treasury stock, at cost	(600)	(600)
Accumulated deficit	(19,132)	(16,428)
Total stockholders’ equity (deficit)	114,103	(13,277)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$149,395	$72,313

BORDERFREE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities
Net loss	$(2,704)	$(453)
Adjustments to reconcile net loss to net cash from operating activities:
Stock-based compensation	1,718	634
Forgiveness of notes receivable from stockholders	396	—
Loss on change in fair value of warrants	964	465
Depreciation and amortization	1,641	1,142
Loss on employee rights upon retirement funds	4	—
Interest income on investments	(3)	—
Interest income on notes receivable from stockholders	—	(3)
Changes in operating assets and liabilities:
Decrease in trade receivables	899	5,958
(Increase) decrease in prepaid expenses and other	(794)	3,405
Decrease in trade payables	(5,921)	(1,323)
Decrease in accrued expenses and other	(923)	(2,455)
Increase in liability for employee rights upon retirement	144	14
Net cash provided by (used in) operating activities	(4,579)	7,384
Cash flows from investing activities
Purchases of investments	(18,545)	—
Restricted cash and deposits	(21)	27
Purchase of property and equipment	(864)	(512)
Capitalized internal use software	(2,121)	(1,864)
(Increase) decrease in funds in respect of employee rights upon retirement	(52)	65
Proceeds from sale of business	320	451
Net cash used in investing activities	(21,283)	(1,833)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions	85,561	—
Offering costs	(1,155)	—
Proceeds from exercise of stock options	18	63
Repayments of notes receivable from stockholder	33	28
Payments of capital leases	(22)	(44)
Net cash provided by financing activities	84,435	47
Increase in cash and cash equivalents	58,573	5,598
Balance of cash and cash equivalents at beginning of period	43,599	27,476
Balance of cash and cash equivalents at end of period	$102,172	$33,074
Supplemental disclosure of cash flow information
Cash paid for interest	$—	$9
Cash paid for taxes	$279	$87
Non-cash capital expenditures	$615	$—
Deferred offering costs included in accrued expenses	$376	$—
Non-cash financing activities
Cashless exercise of warrants	$3	$—

BORDERFREE, INC.
CALCULATION OF NON-GAAP NET INCOME (LOSS),
NON-GAAP NET INCOME (LOSS) PER SHARE AND
NON-GAAP PRO FORMA NET INCOME (LOSS) PER SHARE
(Unaudited, in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliation of Net Loss to Non-GAAP Net Income (Loss):
Net loss	$(663)	$(814)	$(2,704)	$(453)
Stock-based compensation expense	1,156	526	1,718	634
Forgiveness of notes receivable from stockholders	—	—	629	—
Loss on change in fair value of warrants	—	250	964	465
Other income-GSS	(178)	(430)	(357)	(788)
Non-GAAP net income (loss)	$315	$(468)	$250	$(142)

Non-GAAP net income (loss) per share: (2)
Basic	$0.01	$(0.11)	$0.01	$(0.04)
Diluted	$0.01	$(0.11)	$0.01	$(0.04)
Weighted average common shares outstanding:
Basic	31,407,288	4,087,757	19,729,479	4,032,792
Diluted	33,919,048	4,087,757	22,241,238	4,032,792

Non-GAAP pro forma net income (loss) per share: (2)
Basic	$0.01	$(0.02)	$0.01	$(0.01)
Diluted	$0.01	$(0.02)	$0.01	$(0.01)
Non-GAAP pro forma weighted average common shares outstanding:
Basic	31,407,288	24,960,385	28,839,632	24,905,420
Diluted	33,919,048	24,960,385	31,351,391	24,905,420

(2) Pro forma non-GAAP net income (loss) per share and pro forma weighted average common shares outstanding assume preferred stock converted to common stock as of January 1, 2013

BORDERFREE, INC.
CALCULATION OF ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(663)	$(814)	$(2,704)	$(453)
Depreciation and amortization	931	576	1,641	1,142
Interest expense (income)	(15)	(8)	25	(28)
Provision for income taxes	104	47	157	87
Stock-based compensation expense	1,156	526	1,718	634
Forgiveness of notes receivable from stockholders	—	—	629	—
Loss on change in fair value of warrants	—	250	964	465
Other income-GSS	(178)	(430)	(357)	(788)
Adjusted EBITDA	$1,335	$147	$2,073	$1,059

CONTACT: Investor Relations:
Denise Garcia
ICR
investors@borderfree.com

Media Relations:
Jennifer Raezer
jennifer@borderfree.com